SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AQUARION CO.

          GABELLI FOUNDATION
                                 1/07/00           25,000-           37.0500
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 1/07/00            4,000-           37.0500
          GABELLI INTERNATIONAL LTD
                                 1/07/00           20,000-           37.0500
                                 1/05/00           10,000            37.0000
                                 1/04/00            9,000            37.0000
          GAMCO INVESTORS, INC.
                                 1/07/00          201,500-           37.0500
          GABELLI ASSOCIATES LTD
                                 1/07/00           50,200-           37.0500
                                 1/04/00            3,200            36.9375
                                 1/03/00           10,000            36.9375
          GABELLI FUND LDC
                                 1/07/00            1,000-           37.0500
          GABELLI ASSOCIATES FUND
                                 1/07/00           22,800            36.9649
                                 1/07/00          158,800-           37.0500
                                 1/06/00            9,500            36.9526
                                 1/05/00            8,000            36.9766
                                 1/04/00            5,200            36.9375
                                 1/03/00           25,900            36.9375
                                12/31/99              400            36.9375
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                 1/07/00           70,000-           37.0500
               GABELLI UTILITY TRUST
                                 1/07/00           80,000-           37.0500
               GABELLI UTILITIES FUND
                                 1/07/00            2,000-           37.0500
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/07/00           44,600-           37.0500
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 1/07/00           30,000-           37.0500
               THE GABELLI ABC FUND
                                 1/07/00           55,000-           37.0500
                                 1/04/00           15,100            37.0200





          (1) THE TRANSACTIONS ON 1/07/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.